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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                ----------------------------------------------


                                   Form 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            Quaker State Corporation

     -------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                Delaware                                    25-0742820
 ----------------------------------------               -------------------
 (State of incorporation or organization)                  (IRS Employer
                                                        Identification No.)


 225 E. John Carpenter Freeway,
 Irving, Texas                                                 75062
 ----------------------------------------               -------------------
 (Address of principal executive offices)                    (Zip Code)



 Securities to be registered pursuant to Section 12(b) of the Act:



    Rights to Purchase Capital                    New York Stock Exchange
   Stock, $1.00 par value share                   Pacific Stock Exchange
 --------------------------------         ------------------------------------
      Title of each class to              Name of each exchange on which each
         be so registered                       class is to be registered


                                      None
                            ------------------------
       Securities to be registered pursuant to Section 12(g) of the Act:
                                (Title of Class)
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                                       2

                 The undersigned registrant, Quaker State Corporation (the "Company"), hereby amends and supplements, as set forth below, Items 1 and 2 of the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on October 20, 1995, which is incorporated herein by reference (including the exhibits thereto, the "Form 8-A"). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in Form 8-A.

ITEM 1.  Description of Registrant's Securities to be  Registered

                 The response to item 1 in the Form 8-A is hereby amended by the addition of the following two paragraphs after the last paragraph thereof:

                 Effective as of April 14, 1998, the Rights Agreement (the "Rights Agreement"), dated as of September 28, 1995, between the Company and Mellon Securities Trust Company, Rights Agent (the "Rights Agent"), was amended (the "Amendment to Rights Agreement") in order to, among other things, (i) prevent a corporation to be formed under the laws of Delaware ("Merger Sub") by Pennzoil Products Company, a Delaware corporation ("Pennzoil Products"), and Pennzoil Products from becoming an Acquiring Person as a result of the merger of Merger Sub with and into the Company (the "Merger") as provided for in the Agreement and Plan of Merger, dated as of April 14, 1998 (the "Merger Agreement") among the Pennzoil Company, a Delaware corporation, Pennzoil Products, Merger Sub and the Company, (ii) prevent a Stock Acquisition Time, a Distribution Date, a Section 11(a)(ii) Event or a Section 13 Event from occurring as a result of the Merger or certain other transactions contemplated by the Merger Agreement and (iii) provide that all outstanding Rights will expire immediately prior to the Effective Time, as such term is defined in the Merger Agreement.

                 A copy of the Amendment to Rights Agreement is attached hereto as Exhibit 2 and is incorporated herein by reference. The foregoing description of the Amendment to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Rights Agreement.

                 ITEM 2.  Exhibits

                 1. Rights Agreement between the Registrant and Mellon Securities Trust Company, Rights Agent, dated as of September 28, 1995, which includes as Exhibit A the form of Right Certificate (previously filed as an exhibit to the Form 8-A dated October 20, 1995 and incorporated herein by reference).
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                 2.       Amendment No. 1 to Rights Agreement between the
                          Registrant and Mellon Securities Trust Company, Rights Agent, dated as of April 14, 1998 (filed herewith).

                 3. Agreement and Plan of Merger among Pennzoil Company, Pennzoil Products Company, Downstream Merger Company and Quaker State Corporation, dated as of April 14, 1998 (incorporated by reference to Exhibit 2.1 of the 8-K dated April 20, 1998 filed by Pennzoil Company).
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                                   SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  QUAKER STATE CORPORATION
                                  (Registrant)


                                  By:     /s/ Paul E. Konney
                                     -----------------------------------------
                                      Name: Paul E. Konney
                                  Title:   Senior Vice  President, Secretary
                                           and General Counsel

DATE:  April 20, 1998
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                                 EXHIBIT INDEX



Exhibit No.                                  Description
-----------                                  -----------
    1.         Rights Agreement between the Registrant and Mellon Securities Trust
               Company, Rights Agent, dated as of September 28, 1995, which includes as Exhibit A the form of Right Certificate (previously filed as an exhibit to the Form 8-A dated October 20, 1995 and incorporated herein by reference).

    2.         Amendment No. 1 to Rights Agreement between the Registrant and Mellon
               Securities Trust Company, Rights Agent, dated as of April 14,
               1998 (filed herewith).


    3.         Agreement and Plan of Merger among Pennzoil Company, Pennzoil Products
               Company, Downstream Merger Company and Quaker State Corporation, dated as of April 14, 1998 (incorporated by reference to Exhibit 2.1 of the 8-
               K dated April 20, 1998 filed by Pennzoil Company).